UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2024

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of 2024-1 Revolving Equipment Notes Facility Financing

On November 13, 2024 (the “Closing Date”), Wheels Up Partners LLC (“WUP LLC”), an indirect subsidiary of Wheels Up Experience Inc. (together with WUP LLC, the “Company”), completed its previously announced financing transaction with Bank of America, N.A. (“Bank of America”) and the GrandView Asset Acquisition (as defined in Item 7.01 below). The Company first announced that WUP LLC had entered into the APA (as defined in Item 7.01 below) with respect to the GrandView Asset Acquisition and a commitment letter with Bank of America for the Revolving Equipment Notes Facility (as defined below), on October 22, 2024. The Company used a portion of the net proceeds from the initial closing of the Revolving Equipment Notes Facility on the Closing Date to fund the purchase price for the GrandView Asset Acquisition and to redeem in-full all amounts due and owing under the Company’s 12% fixed rate equipment notes originally issued on October 14, 2022 (collectively, the “2022 Term Equipment Notes”). The remaining approximately $84.3 million of cash net proceeds, before certain transaction-related expenses and excluding any proceeds from pending aircraft sales under contract, were funded to the Company’s balance sheet and are expected to be used for general corporate purposes, including the execution of the Company’s previously announced fleet modernization strategy. Bank of America acted as sole lead arranger for the Revolving Equipment Notes Facility.

On the Closing Date, WUP LLC entered into the Note Purchase Agreement, dated as of November 13, 2024 (the “Note Purchase Agreement”), with Wilmington Trust, National Association (“WTNA”), as subordination agent and trustee, and Wheels Up Class A-1 Loan Trust 2024-1, a Delaware statutory trust (the “2024-1 Trust”), which provides for the issuance from time to time by WUP LLC of Series A-1 equipment notes (the “Revolving Equipment Notes”) in the aggregate principal amount not to exceed $332.0 million (the “Revolving Equipment Notes Facility”), of which approximately $331.3 million aggregate principal amount was initially funded by Bank of America and issued on the Closing Date. Delta Air Lines, Inc. (“Delta”) provided credit support for the Revolving Equipment Notes Facility, which effectively guarantees WUP LLC’s payment obligations thereunder upon the occurrence and continuation of specified events of default, in exchange for an annual fee as a percentage of the aggregate principal amounts drawn under the Revolving Equipment Notes Facility that is payable-in-kind by the Company as if it was an amount borrowed under the Revolving Credit Facility (as defined below) over the life of the Revolving Equipment Notes Facility. The maturity date for the five-year Revolving Equipment Notes Facility is November 13, 2029 (the “Maturity Date”).

Pursuant to the Note Purchase Agreement, any amounts of principal repaid by the Company on and after the Closing Date and prior to November 13, 2027 (the “Availability Period), either through regular principal amortization payments or from the early redemption of principal amounts related to any aircraft secured by the Revolving Equipment Notes Facility, will become available to be reborrowed by the Company for the purchase of additional aircraft to be secured by such facility during the Availability Period, subject to certain conditions. The Company must also pay a customary commitment fee on unused amounts available to be borrowed under the Revolving Equipment Note Facility. The Revolving Equipment Notes are initially secured by first-priority liens on 101 of the Company’s owned aircraft, and in the future will be secured by first-priority liens on any additional aircraft for which a Revolving Equipment Note is issued from time to time (collectively, the “Revolving Equipment Notes Collateral”). The Company expects that this ability to reborrow funds under the Revolving Equipment Note Facility during the Availability Period will aid the Company in achieving its fleet modernization strategy.

The Revolving Equipment Notes Facility utilizes an enhanced equipment trust certificate (EETC) loan structure that is similar to that of the 2022 Term Equipment Notes that were redeemed in-full on the Closing Date. Pursuant to the Note Purchase Agreement, the initial Revolving Equipment Notes were issued on the Closing Date pursuant to a Trust Indenture and Mortgage (together with any supplements thereto, the “Trust Indenture”) entered into by WUP LLC and WNTA, as the mortgagee thereunder. The Revolving Equipment Notes bear interest at the rate of the then applicable three-month secured overnight funds rate (the “Base Rate”) plus 1.75% per annum from the Closing Date to the end of the Availability Period, the Base Rate plus 2.25% immediately after the end of the Availability Period to November 13, 2028, and the Base Rate plus 2.75% from November 13, 2028 to the Maturity Date, with annual amortization of principal amount equal to 10% per annum through the end of the Availability Period and 12% per annum thereafter. The Revolving Equipment Notes were purchased by the 2024-1 Trust using the proceeds from loans made by Bank of America to the 2024-1 Trust pursuant to a Class A Revolving Loan Agreement, dated as of the Closing Date (the “Revolving Loan Agreement”), by and among the 2024-1 Trust, each lender from time to time made party thereto, and WTNA, as facility agent and as security trustee for the lenders thereunder. The initial Revolving Equipment Notes were issued by WUP LLC, and loans were made to the 2024-1 Trust, for gross proceeds equal to approximately 98.75% of the principal amount of the initial Revolving Equipment Notes.

Interest on the Equipment Notes is payable quarterly on each February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025, and on the Maturity Date. The principal payments of the Revolving Equipment Notes are scheduled for payment on the same dates as interest payments. In addition, the Company must maintain a liquidity reserve in the form of a cash amount or a letter of credit equal to six months of interest charges based on the aggregate principal amount of Revolving Equipment Notes outstanding on any regularly scheduled principal and interest payment date. The Company may redeem any Revolving Equipment Note in connection with the sale of an aircraft that constitutes Revolving Equipment Notes Collateral or otherwise, at any time, and is not required to pay any prepayment premiums in connection with such early redemptions. The maturity of the Revolving Equipment Notes may be accelerated upon the occurrence of certain events of default, including the failure by WUP LLC (in some cases after notice or the expiration of a grace period, or both) to make payments under the Revolving Equipment Notes when due, a failure to comply with certain covenants and certain bankruptcy events involving the Company or its guarantors. WUP LLC’s obligations under the Revolving Equipment Notes are guaranteed by the Company, Wheels Up Partners Holdings LLC, its direct subsidiary, and Mountain Aviation, LLC and Wheels Up Private Jets LLC, each of which are subsidiaries of the Company that have a Federal Aviation Administration (“FAA”) Part 135 operating certificate. In the future, WUP LLC must cause certain additional subsidiaries and affiliates of WUP LLC that hold a FAA Part 135 operating certificate to become a guarantor under the Revolving Equipment Note Facility under certain circumstances.

The Note Purchase Agreement, Trust Indenture and related guarantees contain certain limited covenants, including a covenant that limits the maximum loan to value ratio of all aircraft financed under the Revolving Equipment Notes Facility and a covenant that limits the maximum concentration of the outstanding aggregate principal amount for Revolving Equipment Notes for specified models of aircraft relative to the outstanding aggregate principal amount of all aircraft financed under the Revolving Equipment Notes Facility, in each case subject to certain cure rights of the Company. The Trust Indenture contains customary events of default for transactions of this type, including cross-default provisions among the Revolving Equipment Notes, as well as an event of default that is triggered upon the occurrence and continuation of an event of default by Delta under its current revolving credit agreement or any replacements thereof.

Full Redemption of 2022 Term Equipment Notes

On the Closing Date, the Company used a portion of the net proceeds from the initial closing of the Revolving Equipment Notes and $20.0 million held as a deposit for the benefit of the lenders under the 2022 Term Equipment Notes to redeem in-full all amounts due and owing under the 2022 Term Equipment Notes, including accrued interest and any premiums thereon (the “2022 Term Equipment Notes Redemption”), which were secured by first-priority liens on certain of the Revolving Equipment Notes Collateral and by liens on certain intellectual property assets of the Company and certain of its subsidiaries (“2022 Term Equipment Notes Collateral”). In connection with the 2022 Term Equipment Notes Redemption, WUP LLC and each of the guarantors under the 2022 Term Equipment Notes entered into, among others, a customary Release Agreement, dated as of the Closing Date (the “2022 Term Equipment Notes Release Agreement”), with Wheels Up Class A-1 Loan Trust 2022-1 and WTNA, not in its individual capacity but as mortgagee, facility agent, security trustee and subordination agent, which terminated the operative documents to which the Company and its subsidiaries were parties in relation to 2022 Term Equipment Notes and fully released 2022 Term Equipment Notes Collateral from the liens under such documents. As a result, effective as of the Closing Date, all of the Company’s obligations under the 2022 Term Equipment Notes were satisfied.

Amendment No. 2 to Credit Agreement

As previously disclosed by the Company in filings with the U.S. Securities and Exchange Commission (“SEC”), the Company is party to a Credit Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, the “Existing Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors (collectively with the Company, the “Loan Parties”), the lenders from time to time party thereto, and U.S. Bank Trust Company, N.A., as administrative agent for the lenders and as collateral agent for the secured parties (the “Agent”), which provides for a term loan facility in the aggregate original principal amount of $390.0 million that was fully funded as of November 15, 2023, and commitments for a revolving loan facility by Delta in the aggregate original principal amount of $100.0 million (the “Revolving Credit Facility”), under which no borrowings were outstanding as of the Closing Date. In connection with the initial closing of the Revolving Equipment Notes Facility, on the Closing Date, the Company entered into Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment” and together with the Existing Credit Agreement, the “Credit Agreement”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, Delta and CK Wheels LLC (“CK Wheels”), together constituting the Required Lenders and Lead Lenders (as each term is defined in the Credit Agreement) thereunder, and the Agent, pursuant to which, among other things, certain technical amendments were made to permit the Revolving Equipment Notes Facility and certain other conforming changes. The Credit Agreement Amendment did not materially amend any of the events of default or covenants, collateral provisions, terms related to existing borrowings and repayments, the maturity date or otherwise alter the amounts borrowed or existing commitments in respect of the Revolving Credit Facility thereunder.

On the Closing Date: (i) Delta beneficially owned approximately 37.7% of the outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company's stockholders that are held by Delta will be neutral shares with respect to voting rights; (ii) CK Wheels beneficially owned approximately 37.0% of the outstanding shares of Common Stock; (iii) each of Delta and CK Wheels was a lender under the Company’s secured credit facility, and was a party to certain other agreements concerning the governance of the Company and commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 24, 2024 and under Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2024; and (iv) Delta and the Company were parties to certain transactions described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2024. The Credit Agreement Amendment and other transactions involving Delta were approved by the disinterested, independent members of the Company’s Board of Directors.

The foregoing description of the agreements described in this Item 1.01, including the Note Purchase Agreement, Trust Indenture, Revolving Equipment Notes, Revolving Loan Agreement, 2022 Term Equipment Notes Release Agreement and the Credit Agreement Amendment (including a conformed version of the Credit Agreement through the Credit Agreement Amendment attached thereto), are qualified in their entirety by reference to the respective agreements, copies of which are filed as Exhibits 4.1 through 4.9 and Exhibit 10.1 hereto and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above under the caption “Full Redemption of 2022 Term Equipment Notes” is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the captions “Closing of 2024-1 Revolving Equipment Notes Facility Financing” and “Amendment No. 2 to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Closing of Acquisition of 17 Phenom 300 and Phenom 300E Aircraft from GrandView Aviation

On the Closing Date, the Company consummated the acquisition of 17 Embraer Phenom 300 and Phenom 300E aircraft, certain related maintenance assets to support the fleet, and existing customer program (collectively, the "Acquired Assets") from Grandview Aviation LLC ("Seller" and such acquisition, the "GrandView Asset Acquisition"). The closing date cash payment made by the Company in respect of the purchase price for the Acquired Assets under the Asset Purchase Agreement, dated October 22, 2024 (“APA”), by and among WUP LLC, Seller and Global Medical Response, Inc., the parent entity of Seller, was approximately $95 million, reflective of the $105 million base purchase price less certain closing date adjustments, which is subject to a customary post-closing true-up related to estimated assumed liabilities at closing.

Press Release

On November 14, 2024, the Company issued a press release regarding the items described in this Current Report on Form 8-K (this “Current Report”) and aspects of the Company’s fleet modernization strategy, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and Exhibit 99.1 furnished herewith contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding: (i) the Revolving Equipment Notes Facility, including the Note Purchase Agreement and Trust Indenture related thereto and the financing transactions contemplated thereby, including the ability to use net proceeds therefrom for general corporate purposes or to execute the Company’s previously announced fleet modernization strategy; (ii) the ability of the Company to reborrow under the Revolving Equipment Notes Facility, subject to any restrictions under the definitive documentation thereunder or pursuant to the Credit Agreement, in the future and use the net proceeds from such reborrowings to acquire additional aircraft or for general corporate purposes; (iii) the transactions contemplated by the APA, the Company’s intended use and future operation of the Acquired Assets, and any expected financial or operational benefits or impacts to the Company as a result of the transactions contemplated by the APA or the operation of the Acquired Assets; and (iv) the Company’s fleet modernization strategy and the ability of the Company to execute such strategy, as well as the expected operational impacts to the Company from implementing such strategy on the timeline that it currently anticipates. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1*+^	Note Purchase Agreement, dated as of November 13, 2024, among Wheels Up Partners LLC, Wheels Up Class A-1 Loan Trust 2024-1 and Wilmington Trust, National Association, as subordination agent and trustee (2024-1 Revolving Equipment Notes)
4.2*	Intercreditor Agreement, dated as of November 13, 2024, by and among Wheels Up Experience Inc., Wheels Up Partners Holdings LLC, Wheels Up Partners LLC, Mountain Aviation, LLC, Wheels Up Private Jets LLC, Delta Air Lines, Inc., Wheels Up Class A-1 Loan Trust 2024-1 and Wilmington Trust, National Association, not in its individual capacity except as expressly stated therein but solely as subordination agent and trustee (2024-1 Revolving Equipment Notes)
4.3*+^	Participation Agreement, dated as of November 13, 2024, by and among Wheels Up Partners LLC, Wilmington Trust, National Association, not in its individual capacity, except as expressly provided therein, but solely as mortgagee, Wheels Up Class A-1 Loan Trust 2024-1, and Wilmington Trust, National Association, not in its individual capacity, except as expressly provided therein, but subordination agent (together with Supplement No. 1 thereto) (2024-1 Revolving Equipment Notes)
4.4*+^	Trust Indenture and Mortgage, dated as of November 13, 2024, by and between Wheels Up Partners LLC and Wilmington Trust, National Association, not in its individual capacity, except as expressly stated therein, but solely as mortgagee (together with Supplement No. 1 thereto) (2024-1 Revolving Equipment Notes)
4.5*	Form of Equipment Notes (included in Exhibit 4.4) (2024-1 Revolving Equipment Notes)
4.6*	Guarantee, dated as of November 13, 2024, from each person listed in Schedule I thereto and each other person that becomes an additional guarantor pursuant thereto, to the parties listed in Schedule II thereto (2024-1 Revolving Equipment Notes)
4.7*^	Class A Revolving Loan Agreement, dated as of November 13, 2024, by and among Wheels Up Class A-1 Loan Trust 2024-1, each lender from time to time party thereto, and their permitted successors and assigns, and Wilmington Trust, National Association, as facility agent for the lenders and not in its individual capacity, except as expressly stated therein, but as facility agent and security trustee for the lenders (2024-1 Revolving Equipment Notes)
4.8*	Security Agreement, dated as of November 13, 2024, among Wheels Up Class A-1 Loan Trust 2024-1 and Wilmington Trust, National Association, not in its individual capacity but solely as security trustee and the facility agent (2024-1 Revolving Equipment Notes)
4.9*	Release Agreement, dated as of November 13, 2024, among Wheels Up Partners LLC, certain affiliates of Wheels Up Partners LLC, as guarantors, listed on the signature pages thereto, Wheels Up Class A-1 Loan Trust 2022-1 and Wilmington Trust, National Association, as subordination agent and trustee, as facility agent, as security trustee, and as mortgagee (2022 Term Equipment Notes)
10.1*	Amendment No. 2 to Credit Agreement, dated as of November 13, 2024, by and among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, Delta Air Lines, Inc. and CK Wheels LLC, constituting the Required Lenders and Lead Lenders thereunder, and U.S. Bank Trust Company, N.A., not in its individual capacity but solely as administrative agent for the lenders (with a conformed version of the Credit Agreement through and including Amendment No. 2 thereto provided in Exhibit A thereto)
99.1**	Press Release, dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.
+	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.
^	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: November 14, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer